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                                                                    EXHIBIT N(2)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

Weinstein Spira & Company, P.C.

/s/ WEINSTEIN SPIRA & COMPANY, P.C.

Houston, Texas

January 31, 2000